Exhibit 99.1

Trupanion Announces Proposed Public Offering of Common Stock

Seattle, June 20, 2018 - Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, announced today the commencement of a proposed underwritten public offering of shares of its common stock (“Common Stock”). The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Trupanion is seeking to reduce its fixed expenses and expand the funds available to invest in growth and drive other strategic initiatives. Trupanion intends to use the net proceeds from the offering to fund the purchase of its home office building, located in Seattle, WA. Trupanion believes the opportunity to own its building will reduce its fixed expenses, enabling Trupanion to provide the best value proposition to its customers and fund additional investment in pet acquisition to continue to grow the category. Additionally, a portion of the building may be owned by Trupanion’s insurance entity, freeing up additional working capital to invest in growth and other strategic initiatives. Any remaining funds will be used for general corporate purposes, including general and administrative expenses and capital expenditures.

Stifel is acting as the sole book-running manager for the offering.

The offering of these securities will be made only by means of a registration statement (including a preliminary prospectus for the offering) filed with the U.S. Securities and Exchange Commission on June 20, 2018. Copies of the preliminary prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by calling (415) 364-2720 or by emailing syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Trupanion, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States and Canada. For almost two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. For more information, please visit Trupanion.com.

Forward-Looking Statements
This press release includes statements relating to the proposed offering of our common stock. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations and include our expectations regarding the proposed offering and use of proceeds. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements

Contacts:

Investors
Laura Bainbridge, Addo Investor Relations
310.829.5400
InvestorRelations@trupanion.com

Media
Scott Janzen, Trupanion Director of Communications
scott.janzen@trupanion.com
888.612.1138 ext 3450